SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                October 16, 2002

                              METRIS COMPANIES INC.
             (Exact name of registrant as specified in its charter)


         Delaware                   1-12351               41-1849591
(State of Incorporation)   (Commission File Number)  (IRS Employer
                                                      Identification No.)



10900 Wayzata Boulevard, Minnetonka, Minnesota                   55305
(Address of principal executive offices)                      (Zip Code)


                                 (952) 525-5020
              (Registrant's telephone number, including area code)


Item 5.   Other Events

On October 16, 2002, Metris Companies Inc. issued a press release to report its financial results for the third quarter ended September 30, 2002. Attached hereto as Exhibit 99.1 and incorporated herein by reference is a copy of that press release.

The unaudited financial statements which are part of the press release attached hereto as Exhibit 99.1 include a reclassification adjustment to "Other Operating Income" in the Consolidated Statements of Income that were issued with the October 16, 2002 press release. Interchange revenue, earned on assets owned by the Metris Master Trust, of $17.2 million for the three-month period ended September 30, 2002 and $27.4 million for the nine-month period ended September 30, 2002 that was classified as "Credit card fees, interchange and other credit card income" has been reclassified to "Net securitization and credit card servicing income." Total "Other Operating Income" remains unchanged.


Item 7.   Financial Statements and Exhibits

(c) Exhibits

99.1 Press release of Metris Companies Inc. dated October 16, 2002, reporting financial results for its third quarter ended September 30, 2002.



                                  SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              METRIS COMPANIES INC.


                              By /s/
                                Ronald N. Zebeck
                                Chairman and Chief Executive Officer
Dated: October 18, 2002